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                                                                    EXHIBIT 23.5

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 5, 1997, accompanying the financial statement of Herrod Associates contained in the Registration Statement and Pro-spectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

                                       GRANT THORNTON LLP

Philadelphia, Pennsylvania
October 20, 1997

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